3DSYSTEMS™

Conference Call and Webcast

First Quarter 2014





www.3dsystems.com NYSE: DDD

Presenters

Stacey Witten	• Director Investor Relations
Avi Reichental	• President & Chief Executive Officer
Damon Gregoire	• Senior Vice President & Chief Financial Officer
Andrew Johnson	• Vice President & General Counsel

Welcome Webcast Viewers

To listen to the conference via phone and to ask questions during our Q&A session, please dial:

- 1-866-515-2909 in the United States
- 1-617-399-5123 from outside the United States
- Participant Code: 69473318

Forward Looking Statements

This presentation contains forward-looking statements, as defined by federal and state securities laws. Forward-looking statements include statements concerning plans, objectives, goals, strategies, expectations, intentions, projections, developments, future events, performance or products, underlying assumptions, and other statements which are other than statements of historical facts. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "hope," "expects," "intends," "plans," "anticipates," "contemplates," "believes," "estimates," "predicts," "projects," "potential," "continue," and other similar terminology or the negative of these terms. From time to time, we may publish or otherwise make available forward-looking statements of this nature. All such forward-looking statements, whether written or oral, and whether made by us or on our behalf, are expressly qualified by the cautionary statements described on this message including those set forth below. In addition, we undertake no obligation to update or revise any forward-looking statements to reflect events, circumstances, or new information after the date of the information or to reflect the occurrence or likelihood of unanticipated events, and we disclaim any such obligation.

Forward-looking statements are only predictions that relate to future events or our future performance and are subject to known and unknown risks, uncertainties, assumptions, and other factors, many of which are beyond our control, that may cause actual results, outcomes, levels of activity, performance, developments, or achievements to be materially different from any future results, outcomes, levels of activity, performance, developments, or achievements expressed, anticipated, or implied by these forward-looking statements. As a result, we cannot guarantee future results, outcomes, levels of activity, performance, developments, or achievements, and there can be no assurance that our expectations, intentions, anticipations, beliefs, or projections will result or be achieved or accomplished. These forward-looking statements are made as of the date hereof and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. 3D System's actual results could differ materially from those stated or implied in forward-looking statements. Past performance is not necessarily indicative of future results. We do not intend to update these forward looking statements even though our situation may change in the future. Further, we encourage you to review the risks that we face and other information about us in our filings with the SEC, including our Annual Report on Form 10-K which was filed on February 28, 2014. These are available at www.SEC.gov.

3DSYSTEMS™

Operating Results

Avi Reichental, President & CEO





Q1 2014 Highlights

- Robust demand for design and manufacturing printers, accelerated materials' growth-rate and substantial unit sales increase combined to deliver 45% revenue growth to $147.8 million on expanding overall organic growth of 28%

- Expanded sales coverage by combining our direct and channel sales forces, and commenced selling all our design and manufacturing products, including our SLA, SLS and Direct Metal printers and materials, through our global reseller channel

- Strong overall unit growth of 54% included a 76% increase in design and manufacturing printers and 48% growth in our consumer units

- Growing direct metal 3D printers sales again outstripped our manufacturing capacity, even as we continued to add capacity, and contributed to increased overall printers backlog

First Quarter Revenue

$ in millions

Q1 Revenue by Category


Printers & Other Products
2014
$60.8
2013
$39.7
53%
Print Materials
2014
$40.4
2013
$28.7
41%
Services
2014
$46.6
2013
$33.6
38%
Healthcare
2014
$21.7
2013
$14.1
53%
Consumer
2014
$9.7
2013
$3.9
150%

45% overall revenue growth

28% organic revenue growth

New Products Fuel Our Growth


$ in millions
$70.0
$60.0
$50.0
$40.0
$30.0
$20.0
$10.0
$0.0
$23.9
$38.3
$65.4
2012
2013
2014

Launched 9 new products in Q1 2014

Q1 new products revenue increased 71% over 2013

Products are considered new for the first 3 years of a product's commercial life

3DSYSTEMS™

Financial Review

Damon Gregoire, Senior Vice President and CFO





www.3dsystems.com NYSE: DDD

First Quarter GAAP Operating Results

$ in millions, except earnings per share

Drivers	2014	2013	% Change Favorable/ (Unfavorable)
Revenue	**$ 147.8**	**$ 102.1**	**44.7%**
Gross Profit	**$ 75.5**	**$ 53.5**	**41.1%**
Gross Profit Margin	*51.1%*	*52.4%*	
Operating Expenses	**$ 66.0**	**$ 36.0**	**(83.4%)**
% of Revenue	*44.6%*	*35.2%*	
Operating Income	**$ 9.5**	**$ 17.5**	**(45.7%)**
% of Revenue	*6.4%*	*17.2%*	
Net Income	**$ 4.9**	**$ 5.9**	**(17.1%)**
% of Revenue	*3.3%*	*5.8%*	
Diluted Earnings Per Share	**$ 0.05**	**$ 0.06**	**(16.7%)**

Non-GAAP Reconciliation

($ in millions, except per share amounts)	Quarter Ended March 31, 2014	2013
GAAP net income	$ 4.9	$ 5.9
Cost of sales adjustments:		
Amortization of intangibles	$ 0.1	$ 0.1
Operating expense adjustments:		
Amortization of intangibles	$ 9.1	$ 3.8
Acquisition and severance expenses	$ 1.0	$ 2.2
Non-cash stock-based compensation expense	$ 7.3	$ 2.2
Other expense adjustments:		
Non-cash interest expense	$ 0.1	$ 0.5
Loss on convertible notes	—	$ 5.7
Loss on litigation and tax settlements	—	$ 2.0
Tax effect	($ 7.4)	($ 3.4)
Non-GAAP net income	$ 15.1	$ 18.9
Non-GAAP diluted earnings per share	$ 0.15	$ 0.21

-columns may not foot due to rounding

We use non-GAAP financial measures of adjusted net income and adjusted earnings per share to supplement our unaudited condensed consolidated financial statements presented on a GAAP basis to facilitate a better understanding of the impact that several strategic acquisitions had on our financial results.

Revenue by Category & Geography

$ in millions



Category
$175
$150
$125
$100
$75
$50
$25
$0
$ 102.1
$ 147.8
Services
Materials
Printers
33%
28%
39%
32%
27%
41%
2013
2014



Geography
$175
$150
$125
$100
$75
$50
$25
$0
$ 102.1
$ 147.8
Asia-Pacific
Europe
North America
16%
28%
56%
22%
32%
46%
2013
2014

Q1 2014 recurring revenue accounted for 59% of total revenue

Gross Profit and Margin

$ in millions

First Quarter						
	2014		2013		% Change	
Category	Gross Profit	Gross Profit Margin	Gross Profit	Gross Profit Margin	Gross Profit	Gross Profit Margin
Printers & other	$ 24.2	39.8%	$ 17.8	44.9%	35.5%	(11.4%)
Print materials	$ 30.2	74.7%	$ 20.9	72.7%	44.7%	2.8%
Services	$ 21.1	45.3%	$ 14.8	43.9%	42.8%	3.2%
Total	**$ 75.5**	**51.1%**	**$ 53.5**	**52.4%**	**41.1.%**	**(2.5%)**

- 3D printers' growth continues to surpass all other product categories
- Resulting mix delayed anticipated expansion of our gross profit margin
- Higher placement and utilization of advanced 3D printers accelerated the growth rate of materials to 41%
- At 27% of total revenue, materials contributed 40% of total gross profit

Operating Expenses

$ in millions

First Quarter						
	GAAP			Non-GAAP		
Category	2014	2013	% Change Favorable/ (Unfavorable)	2014	2013	% Change Favorable/ (Unfavorable)
SG&A	$ 48.7	$ 29.5	(65.4%)	$ 31.3	$ 21.3	(47.2%)
R&D	$ 17.2	$ 6.5	(165.0%)	$ 17.2	$ 6.5	(165.0%)
Total Operating	$ 66.0	$ 36.0	(83.4%)	$ 48.6	$ 27.8	(74.8%)
% of Revenue	*44.6%*	*35.2%*		*32.9%*	*27.2%*	

-Columns may not foot due to rounding

- SG&A increase was driven by sales, marketing costs and infrastructure increases and acquired operating costs
- R&D expenses increased primarily from accelerated new product developments and the addition of the acquired Wilsonville engineering location
- Sequentially, non-GAAP operating expenses decreased $1.4 million, or 3%, signaling normalization of our stepped up investments

Working Capital

$ in millions

	March 2014	December 2013	% Change Favorable/(Unfavorable)
Cash	$ 306.7	$ 306.3	0.1%
Inventory	$ 86.0	$ 75.1	(14.5%)
Accounts Receivable	$ 142.0	$ 132.1	7.5%
Accounts Payable	$ 56.4	$ 51.7	(9.1%)
Working Capital	$ 433.8	$ 416.4	4.2%

- Cash on hand at March 2014 compared to the end of 2013 increased $0.4 million after generating $0.3 million of cash from operations and paying $2.1 million of cash for acquisitions and venture investments
- Cash from operations was impacted by our continued inventory build up in anticipation of new product releases

Reiterating Full-Year 2014 Guidance

- We expect annual revenue for 2014 to be in the range of $680 million to $720 million with greater growth during the second half of the year
- We expect our GAAP earnings per share to be in the range of $0.44 to $0.56 and our non-GAAP earnings per share to be in the range of $0.73 to $0.85 with greater earnings during the second half of 2014
- Our non-GAAP adjusted earnings guidance is fully tax-effected and inclusive of all acquisitions completed
to date



Outlook and Progress

Avi Reichental, President and CEO





www.3dsystems.com NYSE: DDD

Business and Partnership Highlights

- Began R&D operations at acquired Wilsonville location, with a fully assembled team of 100 engineers, chemists and materials scientists using state of the art labs and facilities to support the accelerated development of next-generation 3D printing technology

- Made significant strides in the development of continuous, fab-grade 3D printer platform and materials in support of Google's Project Ara, and believe that this advanced manufacturing platform could serve to extend high speed, advanced manufacturing 3D printing into many industrial and consumer goods applications

- Staples just launched two pilot, in-store 3D printing experiences in New York and Los Angeles. The Staples experience offers in-store drop off and pick up of printables in 7 performance materials and is powered exclusively by 3D Systems

- Continued to expand manufacturing capacity across our portfolio, including accelerated expansion of our direct metals manufacturing as demand from industrial companies continues to outpace our capacity.

Medical Modeling

- **Leading provider of 3D printing enabled, patient specific medical devices and personalized surgical treatments, including proprietary virtual surgical planning and clinical transfer tools**
- **Integrated 3D planning and printing combine as the digital thread to create a virtual-to-actual operating room in which surgeries can be planned, tested, refined and delivered economically**
- **Already delivers thousands of surgical planning tools, implants and facial prosthetic devices annually with world class expertise and FDA cleared processes available in both direct metals and biocompatible plastics**
- **Expected to be immediately accretive to net income**


DIGITAL THREAD -
PERSONALIZED SURGERY
1
Digital Medical Imaging
2
Image Processing
3
Virtual Surgical Planning
4
Haptic Design
5
3D Printing
6
Personalized Surgery
3DSYSTEMS

Robtec

Creates strategic Latin American sales and service platform

Provides significant in-region additive manufacturing service bureau capabilities, knowhow and customer relationships

Expands global reach and ability to deliver the latest advanced manufacturing solutions and capabilities

Multiplexes reseller channel activities with locations in Brazil, Argentina, Chile, Uruguay and Mexico

Expected to be immediately accretive to cash generation & contribute to non-GAAP earnings per share within 12 months after closing

*Acquisition subject to customary closing conditions and expected to close within 75 days

Outlook



Printers
Materials
Software
Services

*This chart is intended to depict our expected relative 2014 growth rate trends in revenue categories. It is not to scale and does not indicate actual percentages or absolute amounts

- We entered the second quarter of 2014 with positive sales momentum and strong backlog, driven by increased demand from advanced manufacturing activities
- We expect our growth initiatives and accelerated investments to extend our first mover advantage and market share
- We believe that our unified sales force and channel focus can deliver continued success
- The 3D printing ecosystem we created and continue to expand provides unmatched, integrated content to print solutions
- We believe we are positioning ourselves for accelerated revenue growth and additional value creation over the long term, powered by continued leadership, innovation and focused investments

Q&A Session

Out of respect for other conference call participants, please ask one question and then return to the queue to ask additional questions

Please direct all questions through the teleconference portion of this call

To ask questions:

- U.S.: 1-866-515-2909
- International: 1-617-399-5123
- Conference ID: 694733318

Thank You





www.3dsystems.com NYSE: DDD